                                                                    Exhibit 24.7

                                POWER OF ATTORNEY

STATE OF ILLINOIS
COUNTY OF COOK


         KNOW ALL MEN BY THESE PRESENTS that Sheli Z. Rosenberg, having an address at 2 NORTH RIVERSIDE PLAZA, #600 CHICAGO, IL 60606, has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint Douglas Crocker II and Michael J. McHugh, or either of them, having an address at Two North Riverside Plaza, Chicago, Illinois 60606, her true and lawful Attorney-in-Fact for her and her name, place and stead to sign and execute in any and all capacities this Annual Report on Form 10-K and any or all amendments to this Annual Report granting unto each of such, Attorney-in-Fact, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that each of such Attorney-in-Fact or his substitutes shall lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall remain in full force and effect until terminated by the undersigned through the instrumentality of a signed writing.

         IN WITNESS WHEREOF, Sheli Z. Rosenberg, has hereunto set her hand this 22 day of February, 2002.


                                                  /s/ Sheli Z. Rosenberg
                                                  ----------------------
                                                  Sheli Z. Rosenberg

         I, Marian M. Zdziennicki, a Notary Public in and for said County in the State of aforesaid, do hereby certify that Sheli Z. Rosenberg, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that she signed and delivered said instrument as her own free voluntary act for the uses and purposes therein set forth.

         Given under my hand and notarial seal this 22 day of February, 2002.


                                                  /s/ Marian M. Zdziennicki
                                                  -------------------------
                                                        (Notary Public)


                           12/30/03                  [SEAL]
My Commission Expires:___________________